Exhibit 10.5

$216,000,000

INCREMENTAL FACILITY AGREEMENT

(TRANCHE A INCREMENTAL FACILITY REVOLVING CREDIT COMMITMENTS)

dated as of November 10, 2011

between

MCC GEORGIA LLC

MCC ILLINOIS LLC

MCC IOWA LLC

MCC MISSOURI LLC

The LENDERS Party Hereto

J.P. MORGAN SECURITIES LLC

and

MERRILL LYNCH, PIERCE, FENNER AND SMITH INCORPORATED

as Joint Lead Arrangers

J.P. MORGAN SECURITIES LLC,

MERRILL LYNCH, PIERCE, FENNER AND SMITH INCORPORATED

and

WELLS FARGO SECURITIES, LLC,

as Joint Bookrunners

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

BANK OF AMERICA, N.A.,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Co-Syndication Agents

and

DEUTSCHE BANK TRUST COMPANY AMERICAS

and

SUNTRUST BANK,

as Co-Documentation Agents

INCREMENTAL FACILITY AGREEMENT

(TRANCHE A INCREMENTAL FACILITY REVOLVING CREDIT COMMITMENTS)

INCREMENTAL FACILITY AGREEMENT (this “Incremental Facility Agreement”) dated as of November 10, 2011, between MCC IOWA LLC, a limited liability company duly organized and validly existing under the laws of the State of Delaware (“MCC Iowa”); MCC ILLINOIS LLC, a limited liability company duly organized and validly existing under the laws of the State of Delaware (“MCC Illinois”); MCC GEORGIA LLC, a limited liability company duly organized and validly existing under the laws of the State of Delaware (“MCC Georgia”); and MCC MISSOURI LLC, a limited liability company duly organized and validly existing under the laws of the State of Delaware (“MCC Missouri,” and, together with MCC Iowa, MCC Illinois and MCC Georgia, the “Borrowers”); the INCREMENTAL FACILITY REVOLVING CREDIT LENDERS party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent for the Lenders (together with its successors in such capacity, the “Administrative Agent”).

The Borrowers, the Lenders party thereto, the Issuing Lender identified therein and the Administrative Agent are parties to an Amendment and Restatement dated as of December 16, 2004 of the Credit Agreement dated as of July 18, 2001 (as amended, modified and supplemented and in effect from time to time, the “Amendment and Restatement”).

Section 2.01(e) of the Amendment and Restatement contemplates that at any time and from time to time, the Borrowers may request that one or more persons (which may include the Lenders under and as defined in the Amendment and Restatement) offer to enter into commitments to provide Incremental Facility Revolving Credit Commitments. The Borrowers have requested that $216,000,000 aggregate principal amount of Incremental Facility Revolving Credit Commitments constituting a single Series be made available to it on the Tranche A Incremental Revolving Facility Effective Date (as defined below) having the terms set forth herein which will constitute Reinstating Incremental Facility Revolving Credit Commitments. The Tranche A Incremental Facility Revolving Credit Lenders (as defined below) are willing to provide the Tranche A Incremental Facility Revolving Credit Commitments on the terms and conditions set forth below and in accordance with the applicable provisions of the Amendment and Restatement, and accordingly, the parties hereto hereby agree as follows:

ARTICLE I

DEFINED TERMS

Terms defined in the Amendment and Restatement are used herein as defined therein. In addition, the following terms have the meanings specified below:

“Tranche A Defaulting Lender” means any Tranche A Incremental Facility Revolving Credit Lender that, as reasonably determined by the Administrative Agent, has (a) failed to fund any portion of its Tranche A Incremental Facility Revolving Credit Loans or participations in Tranche A Incremental Facility Letters of Credit within three Business Days after the date required to be funded by such Lender hereunder, unless such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s reasonable determination that one or more conditions precedent to funding (which conditions precedent, together with the applicable Default, if any, shall be specifically identified in such writing) has not been satisfied, (b) notified the Borrowers, the Administrative Agent, any Issuing Lender or any Lender in writing that such Lender does not intend to comply with any of its funding obligations under the Amendment and Restatement or has made a public statement to the effect that such Lender does not intend to comply with its funding obligations under the Amendment and Restatement (unless such writing or public statement states that such position is based on such Lender’s reasonable determination that a condition precedent to funding (which condition precedent, together with the applicable Default, if any, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) failed, within three Business Days after request by the Administrative Agent or the Borrowers, to confirm promptly in writing that such Lender will comply with the terms of this Incremental Facility Agreement relating to its obligations to fund prospective Tranche A Incremental Facility Revolving Credit Loans, or participations in Tranche A Incremental Facility Letters of Credit (provided that such Lender shall cease to be a Tranche A Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation of the Administrative Agent) (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by such Lender hereunder within three Business Days after the date when due, unless the subject of a good faith dispute, or (e) (i) become or is insolvent or has a parent company that has become or is insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of such Lender’s business or custodian appointed for such Lender, or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of such parent company’s business or custodian appointed for such parent company; provided that no Lender shall become a Tranche A Defaulting Lender solely as a result of the acquisition or maintenance of an ownership interest in such Lender (or its parent company) or the exercise of control over such Lender (or its parent company) by a Governmental Authority or an instrumentality thereof.

“Joint Lead Arrangers” shall mean J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

“Sixth Amendment” means that certain Amendment No. 6 to the Amendment and Restatement dated as of the date hereof.

“Tranche A Incremental Facility Letters of Credit” shall mean any letter of credit issued under the Tranche A Incremental Facility Revolving Credit Commitments. Upon the effectiveness of the Tranche A Incremental Facility Revolving Credit Commitments, all Letters of Credit outstanding as of the Tranche A Incremental Revolving Facility Effective Date shall be deemed to be Tranche A Incremental Facility Letters of Credit issued under the Amendment and Restatement on the Tranche A Incremental Facility Revolving Credit Facility Effective Date. Tranche A Incremental Facility Letters of Credit shall constitute “Incremental Facility Letters of Credit” under the Amendment and Restatement.

“Tranche A Incremental Facility Revolving Credit Loan” shall mean a loan made under the Tranche A Incremental Facility Revolving Credit Commitments pursuant to Section 2.01 of this Incremental Facility Agreement. Tranche A Incremental Facility Revolving Credit Loans shall constitute a Series of “Incremental Facility Revolving Credit Loans” under the Amendment and Restatement.

“Tranche A Incremental Facility Revolving Credit Commitment” shall mean, with respect to each Tranche A Incremental Facility Revolving Credit Lender, the obligation of such Lender to make Tranche A Incremental Facility Revolving Credit Loans, and to issue or participate in Tranche A Incremental Facility Letters of Credit pursuant to Section 2.03 of the Amendment and Restatement, in an aggregate principal or face amount at any one time outstanding up to but not exceeding the amount set forth on Schedule I to this Incremental Facility Agreement or, in the case of a Person that becomes a Tranche A Incremental Facility Revolving Credit Lender pursuant to an assignment permitted under Section 11.06(b) of the Amendment and Restatement, as specified in the respective instrument of assignment pursuant to which such assignment is effected (as the same may be reduced from time to time pursuant to Section 2.04 or 2.10 hereof or increased or reduced from time to time pursuant to assignments permitted under said Section 11.06(b)) . The aggregate original amount of the Tranche A Incremental Facility Revolving Credit Commitments is $216,000,000. The Tranche A Incremental Facility Revolving Credit Commitments shall constitute a Series of Incremental Facility Revolving Credit Commitments under the Amendment and Restatement.

“Tranche A Incremental Facility Revolving Credit Lender” shall mean (a) on the date hereof, a Lender having Tranche A Incremental Facility Revolving Credit Commitments that has executed and delivered a counterpart to this Incremental Facility Agreement and (b) thereafter, the Lenders from time to time holding Tranche A Incremental Facility Revolving Credit Commitments and Tranche A Incremental Facility Revolving Credit Loans after giving effect to any assignments thereof pursuant to Section 11.06 of the Amendment and Restatement. Each Tranche A Incremental Facility Revolving Credit Lender shall be an “Incremental Facility Revolving Credit Lender” under the Amendment and Restatement.

“Tranche A Incremental Revolving Facility Effective Date” shall mean the time at which the conditions specified in Article IV of this Incremental Facility Agreement are satisfied.

“Tranche A Incremental Revolving Facility Termination Date “ shall mean December 30, 2016; provided that the Tranche A Incremental Revolving Facility Termination Date shall occur on (i) July 31, 2014, if any Tranche D Term Loans remain outstanding under the Amendment and Restatement on such date or (ii) April 15, 2015 if any of the 8 1/2% Senior Notes due 2015 issued by Mediacom Broadband LLC and Mediacom Broadband Corporation are outstanding on such date.

ARTICLE II

TRANCHE A INCREMENTAL FACILITY REVOLVING CREDIT LOANS

Section 2.01. Commitments. Each Tranche A Incremental Facility Revolving Credit Lender severally agrees, on the terms and conditions of the Amendment and Restatement and this Incremental Facility Agreement, to make loans to the Borrowers in Dollars during the period from and including the Tranche A Incremental Revolving Facility Effective Date to but not including the Tranche A Incremental Revolving Facility Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of the Tranche A Incremental Facility Revolving Credit Commitment of such Lender as in effect from time to time, provided that in no event shall the aggregate principal amount of all Tranche A Incremental Facility Revolving Credit Loans, together with the aggregate amount of all Letter of Credit Liabilities in respect of Tranche A Incremental Facility Letters of Credit, exceed the aggregate amount of the Tranche A Incremental Facility Revolving Credit Commitments as in effect from time to time. Subject to the terms and conditions of the Amendment and Restatement, during such period the Borrowers may borrow, repay and reborrow the amount of the Tranche A Incremental Facility Revolving Credit Commitments by means of Base Rate Loans and Eurodollar Loans and may Convert Tranche A Incremental Facility Revolving Credit Loans of one Type into Tranche A

Incremental Facility Revolving Credit Loans of another Type (as provided in Section 2.09 of the Amendment and Restatement) or Continue Tranche A Incremental Facility Revolving Credit Loans of one Type as Revolving Credit Loans of the same Type (as provided in Section 2.09 of the Amendment and Restatement).

Proceeds of Tranche A Incremental Facility Revolving Credit Loans shall be available for any use permitted under Section 8.17(a) of the Amendment and Restatement.

Section 2.02. Termination of Commitments. Unless previously terminated, the Tranche A Incremental Facility Revolving Credit Commitments shall terminate on the Tranche A Incremental Revolving Facility Termination Date.

Section 2.03. Repayment of Loans. For purposes of Section 3.01(d) of the Amendment and Restatement, to the extent not previously paid, all Tranche A Incremental Facility Revolving Credit Loans shall be due and payable on the Tranche A Incremental Revolving Facility Termination Date.

Section 2.04. Interest and Applicable Margin. The Applicable Margin for Tranche A Incremental Facility Revolving Credit Loans shall be the respective rates indicated below for Loans of the applicable Type set forth opposite the then-current Rate Ratio (determined pursuant to Section 3.03 of the Amendment and Restatement) indicated below (except that anything in this Incremental Facility Agreement or the Amendment and Restatement to the contrary notwithstanding, the Applicable Margin with respect to such Loans shall be the highest margins indicated below in this Section 2.04 during any period when an Event of Default shall have occurred and be continuing):

Range of Rate Ratio	Eurodollar Loans	Base Rate Loans
Greater than or equal to 5.00 to 1	3.00%	2.00%
Greater than or equal to 4.00 to 1 but less than 5.00 to 1	2.75%	1.75%
Greater than or equal to 3.00 to 1 but less than 4.00 to 1	2.50%	1.50%
Less than 3.00 to 1	2.25%	1.25%

For purposes of the Tranche A Incremental Facility Revolving Credit Loans, clause (i) of the definition of “Interest Period” is hereby amended by adding the following at the end of such clause:

“and if any Interest Period for any Tranche A Incremental Facility Revolving Credit Loan would otherwise end after the Tranche A Incremental Revolving Facility Termination Date, such Interest Period shall end on the Tranche A Incremental Revolving Facility Termination Date”

Section 2.05. Tranche A Incremental Facility Letters of Credit. Tranche A Incremental Facility Letters of Credit may be issued pursuant to the Tranche A Incremental Facility Revolving Credit Commitments subject to the limitations set forth in Section 2.03 of the Amendment and Restatement. Upon the occurrence and during the continuance of any Event of Default (if the Administrative Agent has declared the principal amount then outstanding of, and accrued interest on, the Tranche A Incremental Facility Revolving Credit Loans and all other amounts payable by the Borrowers under the Amendment and Restatement to be due and payable), the Borrowers agree that they shall, if requested by the Administrative Agent or the Majority Lenders under the Tranche A Incremental Facility Revolving Credit Commitments through the Administrative Agent (and, in the case of any Event of Default referred to in clause (f) or (g) of Section 9.01 of the Amendment and Restatement with respect to the Borrowers, forthwith, without any demand or the taking of any other action by the Administrative Agent or such Lenders) provide cover for the Letter of Credit Liabilities in respect of the Tranche A Incremental Facility Revolving Credit Commitments by paying to the Administrative Agent immediately available funds in an amount equal to the then aggregate undrawn face amount of all Tranche A Incremental Facility Letters of Credit, which funds shall be held by the Administrative Agent in the Collateral Account as collateral security in the first instance for such Letter of Credit Liabilities and be subject to withdrawal only as therein provided. In no event shall the outstanding aggregate amount of all Letter of Credit Liabilities under the Tranche A Incremental Facility Revolving Credit Commitments exceed $200,000,000.

Section 2.06. Defaulting Lender Provisions. Notwithstanding any provision of the Amendment and Restatement to the contrary, if any Tranche A Incremental Facility Revolving Credit Lender becomes a Tranche A Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Tranche A Defaulting Lender:

(i) if any Tranche A Incremental Facility Letters of Credit or Letter of Credit Liabilities in respect thereof are outstanding, then all or any part of the participation of such Tranche A Defaulting Lender in such Letter of Credit Liabilities shall be reallocated among the non-Tranche A Defaulting Lenders with Tranche A Incremental Facility Revolving Credit Commitments, in accordance with their respective Tranche A Incremental Facility Revolving Credit Commitments of such Series, as applicable, but only to the extent (x) the sum of all non-Tranche A Defaulting Lenders’ Tranche A Incremental Facility Revolving Credit Loans, and participations in Letter of Credit Liabilities in respect of Tranche A Incremental Facility Letters of Credit plus such Tranche A Defaulting Lender’s Letter of Credit Commitment Percentage of the Letter of Credit Liabilities in respect of Tranche A Incremental Facility Letters of Credit does not exceed the total of all non-Tranche A Defaulting Lenders’ Tranche A Incremental Facility Revolving Credit Commitments, and (y) the conditions set forth in Section 6.04 of the Amendment and Restatement would be satisfied at such time (determined as if such reallocation constituted the issuance of a new Tranche A Incremental Facility Letter of Credit at such time).

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrowers shall within one Business Day following notice by the Administrative Agent provide cash cover for such Tranche A Defaulting Lender’s Letter of Credit Commitment Percentage of the Tranche A Incremental Facility Letters of Credit and Letter of Credit Liabilities in respect thereof (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.10(f) of the Amendment and Restatement for so long as such Tranche A Incremental Facility Letters of Credit or applicable Letter of Credit Liabilities are outstanding.

Section 2.07. Upfront Fee. The Borrowers, jointly and severally, agree to pay on the Tranche A Incremental Revolving Facility Effective Date to each Tranche A Incremental Facility Revolving Credit Lender party to this Incremental Facility Agreement on the Tranche A Incremental Revolving Facility Effective Date, as fee compensation for the Tranche A Incremental Facility Revolving Credit Commitment of such Tranche A Incremental Facility Revolving Credit Lender, an upfront fee (the “Up-front Fee”) in an amount equal to 0.75% of the stated principal amount of such Tranche A Incremental Facility Revolving Credit Lender’s Tranche A Incremental Facility Revolving Credit Commitment, payable to such Tranche A Incremental Facility Revolving Credit Lender on the Tranche A Revolving Facility Effective Date. Such Upfront Fee will be in all respects fully earned, due and payable on the Tranche A Revolving Facility Effective Date and non-refundable and non-creditable thereafter.

Section 2.08. Commitment Fee. The Borrowers shall pay to the Administrative Agent for the account of each Tranche A Incremental Facility Revolving Credit Lender a commitment fee on the daily average unused amount of such Lender’s Tranche A Incremental Facility Revolving Credit Commitment (for which purpose the aggregate amount of any Letter of Credit Liabilities in respect of Tranche A Incremental Facility Letters of Credit shall be deemed to be a pro rata (based on the Tranche A Incremental Facility Revolving Credit Commitments) use of each Lender’s Tranche A Incremental Facility Revolving Credit Commitment), for the period from and including the Tranche A Incremental Revolving Facility Effective Date to but not including the earlier of the date such Tranche A Incremental Facility Revolving Credit Commitment is terminated and the Tranche A Incremental Revolving Facility Termination Date, at a rate per annum equal to (x) 5/8 of 1% at any time the then-current Rate Ratio (determined pursuant to Section 3.03 of the Amendment and Restatement) is greater than or equal to 3.00 to 1 and (y) 1/2 of 1% at any time the then-current Rate Ratio (so determined) is less than 3.00 to 1. Accrued commitment fees shall be payable on each Quarterly Date and on the earlier of the date the Tranche A Incremental Facility Revolving Credit Commitments are terminated and the Tranche A Incremental Revolving Facility Termination Date.

ARTICLE III

REPRESENTATION AND WARRANTIES; NO DEFAULTS

The Borrowers represent and warrant to the Administrative Agent and the Lenders that (i) each of the representations and warranties made by the Borrowers in Section 7 of the Amendment and Restatement, and by each Obligor in the other Loan Documents to which it is a party, is true and correct on and as of the date hereof with the same force and effect as if made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date) and as if each reference therein to the Amendment and Restatement or Loan Documents included reference to this Incremental Facility Agreement and (ii) no Default or Event of Default has occurred and is continuing.

ARTICLE IV

CONDITIONS

Section 4.01. The effectiveness of the Tranche A Incremental Facility Revolving Credit Commitments of the Tranche A Incremental Facility Revolving Credit Lenders are subject to the conditions precedent that each of the following conditions shall have been satisfied (or waived by the Majority Tranche A Incremental Facility Revolving Credit Lenders):

(a) Counterparts of Incremental Facility Agreement. The Administrative Agent shall have received duly executed and delivered counterparts of (i) this Incremental Facility Agreement from each Obligor, (ii) each Tranche A Incremental Facility Revolving Credit Lender listed on Schedule I and (iii) the Issuing Lender.

(b) Opinion of Counsel to Obligors. The Administrative Agent shall have received an opinion, dated the Tranche A Incremental Revolving Facility Effective Date, of SNR Denton, counsel to the Obligors, covering such matters as the Administrative Agent or any Tranche A Incremental Facility Revolving Credit Lender may reasonably request (and the Borrowers hereby instruct counsel to deliver such opinion to the Tranche A Incremental Facility Revolving Credit Lenders and the Administrative Agent).

(c) Organizational Documents. Such organizational documents (including, without limitation, board of director and shareholder resolutions, member approvals and evidence of incumbency, including specimen signatures, of officers of each Obligor) with respect to the execution, delivery and performance of this Incremental Facility Agreement and each other document to be delivered by such Obligor from time to time in connection herewith and the extensions of credit hereunder as the Administrative Agent may reasonably request (and the Administrative Agent and each Lender may conclusively rely on such certificate until it receives notice in writing from such Obligor to the contrary).

(d) Officer’s Certificate. A certificate of a Senior Officer, dated the Tranche A Incremental Revolving Facility Effective Date, to the effect that (i) the representations and warranties made by the Borrowers in Article III hereof, and by each Obligor in the other Loan Documents to which it is a party, are true and correct on and as of the date hereof with the same force and effect as if made on and as of such date (or, if any such representation and warranty is expressly stated to have been made as of a specific date, as of such specific date) and (ii) no Default or Event of Default shall have occurred and be continuing.

(e) Fees and Expenses. The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Tranche A Incremental Revolving Facility Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrowers hereunder.

(f) Other Documents. Such other documents as the Administrative Agent or any Tranche A Incremental Facility Revolving Credit Lender or special New York counsel to the Administrative Agent may reasonably request.

(g) Amendment to Credit Agreement. The Sixth Amendment shall have become effective in accordance with its terms.

(h) Termination of Revolving Credit Commitments. Concurrently with the effectiveness of this Incremental Facility Agreement, all Revolving Credit Commitments shall have been terminated.

ARTICLE V

MISCELLANEOUS

Section 5.01. Counterparts; Integration; Effectiveness. This Incremental Facility Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Incremental Facility Agreement shall become effective when this Incremental Facility Agreement shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Incremental Facility Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Incremental Facility Agreement.

Section 5.02. Governing Law. This Incremental Facility Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

Section 5.03. Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Incremental Facility Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Incremental Facility Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Incremental Facility Agreement to be duly executed and delivered as of the day and year first above written.

MCC GEORGIA LLC MCC ILLINOIS LLC MCC IOWA LLC MCC MISSOURI LLC

By:	Mediacom Broadband LLC, a Member
By:	Mediacom Communications Corporation, a Member

By:	/s/ Mark E. Stephan
	Name:	Mark E. Stephan
	Title:	Chief Financial Officer

c/o Mediacom Communications Corporation 100 Crystal Run Road Middletown, New York 10941

Attention: Mark E. Stephan

Telecopier No.: (845) 695-2639 Telephone No.: (845) 695-2600

[Incremental Facility Agreement Signature Page]

JPMORGAN CHASE BANK, N.A., as Administrative Agent and Issuing Lender

By:	/s/ Ann B. Kerns
	Name:	Ann B. Kerns
	Title:	Vice President

Address for Notices to JPMorgan Chase Bank, N.A., as Administrative Agent:

JPMorgan Chase Bank, N.A. 1111 Fannin Street, 10th Floor Houston, Texas 77002-8069 Attention: Loan and Agency Services Group

Telephone No.: 713-750-2102 Telecopier No.: 713-750-2782

[Incremental Facility Agreement Signature Page]

TRANCHE A INCREMENTAL FACILITY REVOLVING CREDIT LENDERS

JPMORGAN CHASE BANK, N.A.

By:	/s/ Ann B. Kerns
	Name:	Ann B. Kerns
	Title:	Vice President

[Incremental Facility Agreement Signature Page]

TRANCHE A INCREMENTAL FACILITY REVOLVING CREDIT LENDERS

BANK OF AMERICA, N.A.

By:	/s/ Lisa M. Webster
Name: Lisa M. Webster
Title: Director

[Incremental Facility Agreement Signature Page]

TRANCHE A INCREMENTAL FACILITY REVOLVING CREDIT LENDERS

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Heidi Samuels
Name: Heidi Samuels
Title: Director

[Incremental Facility Agreement Signature Page]

TRANCHE A INCREMENTAL FACILITY REVOLVING CREDIT LENDERS

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	/s/ Patrick W. Dowling
Name: Patrick W. Dowling
Title: Director

By:	/s/ Anca Trifan
Name: Anca Trifan
Title: Managing Director

[Incremental Facility Agreement Signature Page]

TRANCHE A INCREMENTAL FACILITY REVOLVING CREDIT LENDERS

SUNTRUST BANK

By:	/s/ Illegible
Name: Illegible
Title: Director

[Incremental Facility Agreement Signature Page]

TRANCHE A INCREMENTAL FACILITY REVOLVING CREDIT LENDERS

ROYAL BANK OF CANADA

By:	/s/ Mustafa Topiwalla
Name: Mustafa Topiwalla
Title: Authorized Signatory

[Incremental Facility Agreement Signature Page]

TRANCHE A INCREMENTAL FACILITY REVOLVING CREDIT LENDERS

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

By:	/s/ Doreen Barr
Name: Doreen Barr
Title: Director

By:	/s/ Michael Spaight
Name: Michael Spaight
Title: Associate

[Incremental Facility Agreement Signature Page]

TRANCHE A INCREMENTAL FACILITY REVOLVING CREDIT LENDERS

NATIXIS

By:	/s/ Harold Birk
Name: Harold Birk
Title: Managing Director

By:	/s/ J. Stéphane Lautner
Name: J. Stéphane Lautner
Title: Vice President

[Incremental Facility Agreement Signature Page]

By its signature below, the undersigned hereby consents to the foregoing Incremental Facility Agreement and confirms that the Tranche A Incremental Facility Revolving Credit Loans and Tranche A Incremental Facility Revolving Credit Commitments shall constitute “Guaranteed Obligations” under the Guarantee and Pledge Agreement under and as defined in said Amendment and Restatement for all purposes of said Guarantee and Pledge Agreement and shall be entitled to the benefits of the guarantee and security provided under the Guarantee and Pledge Agreement.

MEDIACOM BROADBAND LLC
By:	Mediacom Communications Corporation, a Member

By:	/s/ Mark E. Stephan
Name: Mark E. Stephan
Title: Chief Financial Officer

[Incremental Facility Agreement Signature Page]

By its signature below, the undersigned hereby confirms that all of its obligations under the Management Fee Subordination Agreement and Sections 5.04 and 5.05 of the Guarantee and Pledge Agreement shall continue unchanged and in full force and effect for the benefit of the Administrative Agent, the Lenders party to the Amendment and Restatement and the Tranche A Incremental Facility Revolving Credit Lenders.

MEDIACOM COMMUNICATIONS CORPORATION

By:	/s/ Mark E. Stephan
Name: Mark E. Stephan
Title: Chief Financial Officer

[Incremental Facility Agreement Signature Page]

Schedule I

Tranche A Incremental Facility Revolving Credit Commitments

Tranche A Incremental Facility Revolving Credit Lender	Tranche A Incremental Facility Revolving Credit Commitment
JPMorgan Chase Bank, N.A.	$35,000,000
Bank of America, N.A.	$35,000,000
Wells Fargo Bank, National Association	$35,000,000
Deutsche Bank Trust Company Americas	$30,000,000
SunTrust Bank	$30,000,000
Royal Bank of Canada	$20,000,000
Credit Suisse AG, Cayman Islands Branch	$20,000,000
Natixis	$11,000,000

Total	$216,000,000